      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 28, 1998
                                                    REGISTRATION NO. 333-_______


================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                 ----------------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                  --------------------------------------------
                          INTERPORE INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                       95-3043318
(STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)

                  --------------------------------------------
                              181 TECHNOLOGY DRIVE
                          IRVINE, CALIFORNIA 92618-2402
           (Address of Principal Executive Offices including Zip Code)

                  --------------------------------------------
                CROSS MEDICAL PRODUCTS, INC. AMENDED AND RESTATED
                             1994 STOCK OPTION PLAN;
                     THE DANNINGER MEDICAL TECHNOLOGY, INC.
                      1984 INCENTIVE STOCK OPTION PLAN; AND
                   THE DANNINGER MEDICAL TECHNOLOGY, INC. 1984
                         NON-STATUTORY STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                  --------------------------------------------

          RICHARD L. HARRISON                           COPY TO:
         SENIOR VICE PRESIDENT                 REGINA M. SCHLATTER, ESQ.
      AND CHIEF FINANCIAL OFFICER                CHARLES K. RUCK, ESQ.
     INTERPORE INTERNATIONAL, INC.                  LATHAM & WATKINS
          181 TECHNOLOGY DRIVE           650 TOWN CENTER DRIVE, TWENTIETH FLOOR
     IRVINE, CALIFORNIA 92618-2402            COSTA MESA, CALIFORNIA 92626
             (949) 453-3200                          (714) 540-1235

                  --------------------------------------------

          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                         CALCULATION OF REGISTRATION FEE


                                                PROPOSED             PROPOSED
                            AMOUNT               MAXIMUM             MAXIMUM
                             TO BE           OFFERING PRICE         AGGREGATE              AMOUNT OF
                          REGISTERED          PER SHARE (1)      OFFERING PRICE (1)    REGISTRATION FEE
                          ----------          -------------      ------------------    ----------------
Common Stock                894,765              $4.782             $4,278,767              $1,263


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The Proposed Maximum Offering Price Per Share is the weighted average exercise price of the outstanding options to purchase the shares being registered pursuant hereto.

PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE DATE OF THE REGISTRATION
                STATEMENT AS OUTSTANDING OPTIONS ARE EXERCISED.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by Interpore International, Inc. (the "Company") with the Commission are incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

        (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998;

        (c) The Company's Current Report on Form 8-K filed with the Commission on February 17, 1998;

        (d) The Company's Current Report on Form 8-K filed with the Commission on May 15, 1998; and

        (e) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A filed with the Commission (File No. 000-22958).

        All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        The consolidated financial statements of Interpore International, Inc. appearing in the Company's Annual Report on (Form 10-K) for the year ended December 31, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The consolidated financial statements of Cross Medical Products, Inc. appearing in the Annual Report on Form 10-K for the year ended December 31, 1997 of Cross Medical Products, Inc. have been audited by Coopers & Lybrand L.L.P., independent auditors as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.


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
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Certificate of Incorporation, as amended, of the Company provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

        Section 145 of the Delaware General Corporation Law contains provisions permitting corporations to indemnify any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in accordance with the provisions set forth therein. The Bylaws of the Company generally provide for indemnification of such persons to the fullest extent allowed by applicable law.

        The inclusion of the above provisions in the Certificate of Incorporation may have the effect of reducing the likelihood of stockholder derivative suits against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

        See Index to Exhibits on page 6.

ITEM 9. UNDERTAKINGS

        (a)     The Company hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3)
                of the Securities Act of 1933, as amended (the "Securities
                Act");

                    (ii) to reflect in the prospectus any facts or events
                arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii) to include any material information with respect to
                the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
                Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at termination of the offering.


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
        (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 27, 1998.

                              INTERPORE INTERNATIONAL, INC.


                              By:       /s/ David C. Mercer
                                 -------------------------------------------
                                 David C. Mercer, Chairman of the Board and
                                 Chief Executive Officer

                                POWER OF ATTORNEY

        Each person whose signature appears below hereby authorizes and appoints David C. Mercer and Richard L. Harrison as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

           Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.


           Signature                                           Title                                            Date
           ---------                                           -----                                            ----
/s/ David C. Mercer                            Chairman of the Board and Chief Executive                     May 27, 1998
-------------------------------------------    Officer (Principal Executive Officer)
David C. Mercer

/s/ Joseph A. Mussey                           Director, President and Chief Operating Officer               May 27, 1998
-------------------------------------------
Joseph A. Mussey

/s/ Richard L. Harrison                        Senior Vice President and Chief Financial                     May 27, 1998
-------------------------------------------    Officer (Principal Financial Officer)
Richard L. Harrison

/s/ William A. Eisenecher                      Director                                                      May 27, 1998
-------------------------------------------
William A. Eisenecher

/s/ Daniel A. Funk                             Director                                                      May 27, 1998
-------------------------------------------
Daniel A. Funk

/s/ G. Bradford Jones                          Director                                                      May 27, 1998
-------------------------------------------
G. Bradford Jones

/s/ Robert J. Williams                         Director                                                      May 27, 1998
-------------------------------------------
Robert J. Williams


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
                                INDEX TO EXHIBITS


EXHIBIT                                                                                                   PAGE
-------                                                                                                   ----
4.1        Certificate of Incorporation.                                                                (Note i)

5.1        Opinion of Latham & Watkins.                                                                    7

10.1       Danninger Medical Technology, Inc. 1984 Non-Statutory Stock Option Plan                         8

10.2       Danninger Medical Technology, Inc. 1984 Incentive Stock Option Plan                             11

10.3       Cross Medical Products Inc. Amended and Restated 1994 Stock Option Plan.                        15

23.1       Consent of Latham & Watkins (included in Exhibit 5.1).

23.2       Consent of Ernst & Young LLP.                                                                   20

23.3       Consent of Coopers & Lybrand L.L.P.                                                             21

24         Power of Attorney (included in the signature page to this Registration Statement).


(i) Incorporated by reference to Annex VII of the Company's Registration Statement on Form S-4 (No. 333-49487).


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